EXHIBIT 99.1

2221 Edge Lake Drive, Suite 100
Charlotte, North Carolina 28217
Office: 704.357.4440
Fax: 704.423.1240
www.ipinn.com
ENGAGEMENT LETTER
July 25, 2005
Perry L. Nolen
President and Chief Executive Officer
Xybernaut Corporation
12701 Fair Lakes Circle, Suite 550
Fairfax, Virginia 22033
Dear Mr. Nolen:
This engagement letter (the “Agreement”) confirms our understanding that Xybernaut Corporation (the “Company”) has engaged IP Innovations Financial Services, Inc. (“IPI”) to act as a strategic and financial advisor to the Company to assist the Company in its analysis, consideration and, if appropriate, execution of various financial and strategic alternatives available to it, and such other matters as the Company and IPI may agree during the course of IPI’s engagement (the “Engagement”).
I.	Scope of Services and Compensation
As a financial and strategic advisor to the Company, IPI will perform the following functions:
A.	Financial and Strategic Advisory Services
          1. Scope. IPI will provide general financial and strategic advisory services for the operation of the Company, including, (i) assisting the Company in the assessment of certain market information and business and intellectual property (“IP”) strategies relevant to the Company, (ii) assisting the Company in reviewing, evaluating and structuring a potential transaction with potential acquirers of the businesses of Xybernaut Corporation and Xybernaut Solutions Inc. (such acquisition not to include the assignment of the Company’s IP but may include non-exclusive licenses of the IP) (collectively, the “Transaction”), (iii) assisting the Company in developing a general negotiating strategy in connection with the Transaction and in actual negotiations with potential investors and/or acquisition candidates and consult with and assist counsel and independent accountants in structuring and carrying through to settlement any agreement which may be reached; (iv) assisting the Company in preparing summary information with respect to the Transaction for distribution to potential investors and/or acquisition candidates selected by IPI and the Company, describing the Company and its business (the “Transaction Memorandum”); and (v) if applicable, preparing for and testifying in court as an expert witness with respect to the above. IPI recognizes and acknowledges that time is of the essence in performing these services for the Company (collectively, the “Advisory Services”).
          2. Compensation. In consideration for IPI’s provision of the Advisory Services to the Company, IPI shall earn a fee in the amount of $75,000 per month, which amount shall accrue for the period of time commencing upon the Effective Date (defined below) and ending

Perry L. Nolen
July 25, 2005

upon the date that this Agreement is terminated in accordance with its terms and shall be pro rated for any partial month period (collectively, the “Advisory Services Fee”). The Company shall pay to IPI, in cash, the Advisory Services Fee. The Advisory Services Fee shall be due and payable at the earliest to occur of: (i) the completion of the IP Monetization (defined below), (ii) or the completion of the IP Auction (defined below), or (iii) at such time as sufficient excess cash is on hand to permit payment of all or a portion of such monthly fees during the active period of this Engagement to the same extent as fees and expenses are paid to other professionals, and in each case pursuant to the terms of a final and non-appealable order entered by the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, or such other court having jurisdiction over any bankruptcy case filed by the Company (the “Bankruptcy Court”), authorizing and approving the Advisory Services Fee or any portion thereof.
          In addition, if the Company completes a Transaction with any third party other than those parties specifically disclosed to IPI in writing prior to or contemporaneously with the execution of this Agreement, IPI shall thereby earn a transaction advisory fee equal to three percent (3%) of the Transaction Consideration (defined below) (the “Transaction Advisory Fee”). The Company shall pay to IPI, in cash, 50% of the Transaction Advisory Fee upon the closing of the Transaction and out of the proceeds resulting from the Transaction (the “Partial Transaction Advisory Fee Payment”), subject only to the prior authorization and approval of the Transaction Advisory Fee, or any portion thereof, pursuant to the terms of a final and non-appealable order entered by the Bankruptcy Court. The Company’s obligation to pay to IPI the remaining, unpaid 50% of the Transaction Advisory Fee shall be deferred and paid out of the proceeds resulting from the final IP Monetization (defined below) or the final IP Auction (defined below) and pursuant the terms of a final and non-appealable order entered by the Bankruptcy Court.
B.	Procurement of Financing
          1. Scope. IPI will advise and assist the Company in obtaining suitable financing and/or DIP financing required to capitalize the Company in such amount and upon such terms as deemed appropriate by the Company and IPI (the “Financing”). IPI will provide the Company with a list of all potential lenders contacted by IPI on a bi-weekly basis. IPI will provide advice and assistance in structuring and pricing the Financing and in locating appropriate financing sources. In addition to the foregoing, IPI will also assist the Company by preparing for and testifying in court as an expert witness with respect to the above.
          2. Compensation. In the event that the Company obtains Financing from a financing source other than those parties specifically disclosed to IPI in writing prior to or contemporaneously with the execution of this Agreement, IPI shall earn a financing advisory fee in an amount equal to three percent (3%) of the principal amount of such Financing (the “Financing Advisory Fee”). The Company shall pay to IPI, in cash, the Financing Advisory Fee out of the proceeds resulting from the Financing and pursuant to the terms of a final and non-appealable order entered by the Bankruptcy Court authorizing and approving the Financing Advisory Fee or any portion thereof.

Perry L. Nolen
July 25, 2005

C.	Monetization Or Auction of the Company’s IP Portfolio
          1. Scope. IPI will advise and assist the Company in developing and preparing, in parallel, (i) an IP monetization strategy, and (ii) an IP liquidation auction strategy. The monetization strategy will consider numerous means to monetize the Company’s IP (“IP Monetization”), including, without limitation, a recapitalization and reorganization of the Company’s existing business centered around the Company’s IP portfolio, reorganizing the Company from its existing business into an IP licensing business centered around the Company’s IP, an acquisition or merger that includes the Company’s IP as an asset of such transaction, or sale of the Company’s IP portfolio to identified strategic and financial acquirers. IPI will also (i) assist the Company in implementing the IP Monetization, (ii) assist in developing a general negotiating strategy in connection with the IP Monetization and in actual negotiations with potential investors, lenders and/or acquisition candidates and consult with and assist counsel and independent accountants in structuring and carrying through to settlement any agreement which may be reached; and (iii) assist the Company in preparing summary information with respect to the IP Monetization for distribution to potential investors, lenders and/or acquisition candidates selected by IPI and the Company, describing the Company’s IP portfolio. IPI recognizes and acknowledges that time is of the essence in performing these services for the Company.
          If, at any time, the Company determines that it is in the best interest of the Company and its shareholders to simply auction the IP rather than pursue IP Monetization, IPI will assist the Company in implementing a sale of the IP through a simple auction (“IP Auction”). In connection with the IP Auction, IPI will (i) assist in developing general auction procedures and in the implementation of the auction process and (ii) assist the Company in preparing summary information with respect to the IP Auction for distribution to potential bidders selected by IPI and the Company, describing the Company’s IP portfolio. In addition to the foregoing, IPI will also assist the Company by preparing for and testifying in court as an expert witness with respect to the above.
          2. Compensation. In the event that the Company closes any IP Monetization, IPI shall earn an IP monetization fee (each being an “IP Monetization Fee”) in an amount equal to the sum of: (i) 18.25% of the Transaction Consideration (defined below) from $0-$30 million and (ii) 15% of the Transaction Consideration greater than $30 million, provided that, the aggregate amount of any such IP Monetization Fees shall not exceed $7.5 million in total. For the purpose of calculating each IP Monetization Fee in the preceding sentence, the Transaction Consideration for each IP Monetization shall be added to the aggregate Transaction Consideration of any and all preceding IP Monetizations. For example, if the Transaction Consideration for IP Monetization No. 1 is $15 million, the Transaction Consideration for the subsequent IP Monetization No. 2 is $10 million, and the Transaction Consideration for the subsequent IP Monetization No. 3 is $10 million, then the IP Monetization Fee due for IP Monetization No. 1 is $2,737,500 (18.25% x $15 million), the IP Monetization Fee due for IP Monetization No. 2 is $1,825,000 (18.25% x $10 million), and the IP Monetization Fee due for IP Monetization No. 3 is $1,662,500 (18.25% of $5 million plus 15% of $5 million). The Company shall pay to IPI, in cash, each IP Monetization Fee, or any portion thereof authorized and approved in accordance with this sentence, out of the Transaction Consideration resulting

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July 25, 2005

from the IP Monetization giving rise to such IP Monetization Fee and pursuant to the terms of a final and non-appealable order entered by the Bankruptcy Court authorizing and approving each such IP Monetization Fee or any portion thereof.
          In the event that the Company foregoes the IP Monetization and closes any IP Auction instead, the Company shall earn an IP auction fee (each being an “IP Auction Fee”) in an amount equal to 7.5% of the Transaction Consideration resulting from such IP Auction. The Company shall pay to IPI, in cash, each IP Auction Fee out of the Transaction Consideration resulting from the IP Auction giving rise to such IP Auction Fee and pursuant to the terms of a final and non-appealable order entered by the Bankruptcy Court authorizing and approving each such IP Auction Fee or any portion thereof.
D.	IPI Placement of IP-Collateralized Loan Support to Acquirer of the Company’s IP
          1. Scope. IPI may offer to place or directly fund debt capital to facilitate an IP Monetization for the Company (“IP-Collateralized Loan”). The amount of debt capital, the associated interest rate and the terms of such capital will be determined based on a number of factors, including, without limitation, the structure of the IP Monetization, the tenure of the proposed debt facility, and the characteristics of the borrower.
          2. Compensation. In the event that IPI places or provides an IP-Collateralized Loan, IPI shall earn a fee equal to two (2%) percent of the principal amount of the IP-Collateralized Loan (the “IP-Collateralized Loan Fee”). The Company shall pay to IPI, in cash, each IP-Collateralized Loan Fee, pursuant to the terms of a final and non-appealable order entered by the Bankruptcy Court authorizing and approving each such IP-Collateralized Loan Fee or any portion thereof.
II.	Definition of “Transaction Consideration”
For the purpose of this Agreement, the term “Transaction Consideration” shall mean the gross value of all cash, securities and other property paid directly or indirectly by an acquirer to a seller or sellers in connection with a Transaction, an IP Monetization, or an IP Auction, as the case may be. A seller may include the Company, an affiliate of the Company or stockholders of the Company. The value of any securities (whether debt or equity) or other property delivered as consideration in any Transaction, IP Monetization, or IP Auction shall be determined as follows: (i) the value of securities that are freely tradeable in an established public market will be determined on the basis of the average closing market price on the last five trading days immediately prior to the closing of the Transaction, the IP Monetization, or the IP Auction, as the case may be, and (ii) the value of securities that are not freely tradeable or have no established public market, and the value of consideration that consists of other property, shall be the fair market value thereof, as reasonably determined by the Company and IPI, provided that, if the Company and IPI are unable to agree on the fair market value, such fair market value shall be determined by an independent appraiser mutually agreed upon by the Company and IPI and whose fees and expenses shall be borne equally by the Company and IPI. Transaction

Perry L. Nolen
July 25, 2005

Consideration shall also be deemed to include the aggregate principal amount of all indebtedness assumed or acquired, directly or indirectly, by the acquiring party or any of its affiliates in a Transaction, an IP Monetization, or an IP Auction, or retired, defeased or otherwise cancelled in connection with the Transaction, the IP Monetization, or the IP Auction and the present value of any agreements not to compete or consulting agreements.
Amounts paid into escrow and contingent payments in connection with any Transaction, IP Monetization, or IP Auction will be included as part of the Transaction Consideration. Transaction Advisory Fees, IP Monetization Fees, and IP Auction Fees on amounts paid into escrow shall be payable upon the release of such amounts paid into such escrow, except as otherwise provided herein. If any portion of the consideration in connection with any Transaction, IP Monetization, or IP Auction is payable in the future on the basis of occurrence of certain future events, the portion of the Transaction Advisory Fee, IP Monetization Fee, or IP Auction Fee relating to such contingent payments shall be payable at the time the actual consideration is paid in the same manner as set forth above, except as otherwise provided herein.
III.	Reimbursement of Expenses
The Company shall reimburse IPI for all of its out-of-pocket costs and expenses in performing any of its obligations under this Agreement. Within two (2) business days after the Effective Date (defined below), the Company shall pay to IPI a retainer (the “Retainer”) in the amount of $50,000 which shall be drawn down upon periodically by IPI to reimburse IPI for its out-of-pocket costs and expenses in performing any of its obligations under this Agreement, provided, however, that (i) such costs and expenses shall first be disclosed to and approved by the Company (such approval not to be unreasonably withheld) before they are incurred and (ii) the periodic reimbursement of such costs and expenses from the Retainer shall be subject to the prior authorization and approval of such costs and expenses pursuant to the terms of a final and non-appealable order entered by the Bankruptcy Court.
To the extent IPI’s out-of-pocket costs and expenses exceed the Retainer, the Company shall reimburse IPI for the balance of such costs and expenses at the earlier to occur of: (i) the completion of the IP Monetization, (ii) the completion of the IP Auction, or (iii) at such time as sufficient capital is on hand to permit payment of all or a portion of said costs and expenses during the active period of this Engagement, and in each case pursuant to the terms of a final and non-appealable order entered by the Bankruptcy Court.
IV.	Other Matters
A.	No Binding Commitment
Please note that this Agreement does not constitute a commitment by IPI to provide or purchase an IP-Collateralized Loan or any other financing, including, without limitation, any debt or equity securities of the Company.

Perry L. Nolen
July 25, 2005

B.	Termination of Prior Agreement
Except as specifically set forth herein, upon the Effective Date (defined below), that certain engagement letter agreement by and between the Company and IPI dated June 1, 2005 (the “Prior Engagement Letter”), shall automatically become void and no longer of any force or effect, and the terms and conditions of the Company’s engagement of IPI shall be governed exclusively by this Agreement on and after the Effective Date, provided, however, that (i) Section II.F, Annex I, Annex II and Annex IV of the Prior Engagement Letter shall survive termination and remain in full force and effect, and (ii) Section I.A.1 of the Prior Engagement Letter shall be incorporated into this Agreement by this reference and shall remain in full force and effect as if fully set forth herein.
C.	Termination of this Agreement
The term of IPI’s appointment and authorization hereunder shall extend from the date hereof through November 30, 2005, or such other date as may be mutually agreed by the Company and IPI, and shall be automatically renewed for successive monthly periods until terminated in writing by either the Company or IPI. During the term of this Agreement, IPI shall provide, on a monthly basis, the Company with a written list of all potential investors, lenders and acquisition candidates (the “Active Candidate List”) that IPI contacted on behalf of the Company in its capacity as strategic and financial advisor. The Company may object to inclusion of any potential investors, lenders and acquisition candidates on such Active Candidate List, provided that, if the Company does not object in writing within three (3) business days of receipt of such Active Candidate List, the Company’s right to object shall be deemed waived. If the Company closes an IP Monetization or an IP Auction with any entity on any Active Candidate List within nine (9) months of the termination of this Engagement, the Company shall be responsible for the payment of the fees under Section I of this Agreement.
D.	Use of Name
The Company agrees that any references to IPI or any of its affiliates made in connection with services performed or transactions contemplated in this Agreement is subject to IPI’s prior approval, such approval not to be unreasonably withheld, except that, the Company shall not be required to obtain prior approval for any statement or disclosure that is required to be made by the Company by either (i) any regulatory commissions, agency or body, including, but not limited to the U.S. Securities and Exchange Commission, in order for the Company to comply with reporting and disclosure regulations applicable to the Company, or (ii) any court or judicial tribunal. Notwithstanding anything to the contrary in this paragraph, the Company shall be permitted to make references to IPI and the services performed by IPI for the Company without the consent of IPI if such information has been previously disclosed or is otherwise available to the public.
E.	Public Announcements
The Company acknowledges that IPI may, at IPI’s option and expense, make references to the Company and the services performed by IPI for the Company, and place announcements and

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July 25, 2005

advertisements in such financial and other newspapers and journals as it may choose, describing its services to the Company hereunder, provided, however, that the Company first reviews and approves all such references, announcements and advertisements, such approval not to be unreasonably withheld, and IPI coordinates with the Company regarding the timing of publication of any public announcement so as to not violate any disclosure or reporting regulations applicable to the Company. Notwithstanding anything to the contrary in this paragraph, IPI shall be permitted to make references to the Company and the services performed by IPI for the Company without the consent of the Company if such information has been previously disclosed or is otherwise available to the public.
F.	Third Party Inquiries
In order to coordinate our efforts with respect to a possible IP Monetization and IP Auction, during the period of our Engagement hereunder, if the Company or its management receives an inquiry regarding a potential IP Monetization or IP Auction, the Company or such person will promptly advise IPI of such inquiries.
G.	Indemnification
Since IPI will be acting on behalf of the Company in connection with its Engagement hereunder, the Company has entered into a separate letter agreement (the “Indemnification Letter”) set forth in Annex I hereto, dated the date hereof, providing for the indemnification by the Company of IPI, its affiliates and certain other related persons and entities. The Indemnification Letter will survive any termination or expiration of this Agreement and the closing of any of the transactions contemplated hereunder.
H.	Matters Related to Engagement
As set forth in Annex II.
I.	Governing Law; Miscellaneous
As set forth in Annex III.
J.	Information
As set forth in Annex IV.
K.	Confidentiality
As set forth in Annex V.
(Remainder of page intentionally left blank)

Perry L. Nolen
July 25, 2005

III.	Agreement
Please evidence your acceptance of the provisions of this Agreement by signing the enclosed copy hereof and returning it to IPI (via regular mail or pdf email), 2221 Edge Lake Drive, Suite 100, Charlotte, North Carolina 28217 on or before 5:00 p.m. (Eastern time) on July 25, 2005, at which time the offer by IPI to provide services hereunder will expire (unless earlier accepted). Once executed, this letter shall constitute a binding agreement as of the date first above written (the “Effective Date”).

IP Innovations Financial Services, Inc.
/s/ Keith Bergelt
By:	Keith Bergelt
Title:	President and CEO

AGREED:

Xybernaut Corporation

/s/ Perry L. Nolen

By:	Perry L. Nolen
Title:	President and CEO

[XYBERNAUT LETTERHEAD]

Annex I	July 25, 2005

TO:	IP Innovations Financial Services, Inc. 2221 Edge Lake Drive, Suite 100 Charlotte, North Carolina 28217
     In further consideration of the agreements contained in our engagement letter dated hereof (the “Engagement”), in the event that IP Innovations Financial Services, Inc. (“IPI”) and/or any of its affiliates, the respective directors, officers, partners, agents or employees of IPI or any of its affiliates, or any other person controlling IPI or any of its affiliates (collectively, “Indemnified Persons”) becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of Xybernaut Corporation (the “Company”), in connection with or as a result of the Engagement or any matter referred to in the Engagement, the Company will reimburse such Indemnified Person for its reasonable and customary legal fees and expenses and other expenses (including without limitation the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the Engagement) incurred in connection therewith as such fees and expenses are invoiced to the Company, except that this clause shall not apply, as to any Indemnified Person, to any fees or expenses that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted primarily from the gross negligence, willful misconduct, bad faith, reckless disregard or fraudulent conduct of such Indemnified Person. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) in connection with or the result of the Engagement or any matter referred to in the Engagement (A) related to or arising out of (i) the Company’s actions or failures to act (including statements or omissions made or information provided by the Company or its agents) or (ii) actions or failures to act by an Indemnified Person with the Company’s consent or in reliance on the Company’s actions or failures to act or (B) otherwise related to or arising out of the Engagement or IPI’s performance thereof, except that the obligations and agreements set forth in this sentence as limited by clauses (A) and (B) shall not apply to any Losses that are finally determined by a court or arbitral tribunal to have resulted primarily from the gross negligence, willful misconduct, bad faith, reckless disregard or fraudulent conduct of any such Indemnified Person. If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or reasonably likely to be received) by the Company, on the one hand, and by IPI, on the other hand, with respect to the Engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of IPI on the other hand; provided, however, that, to the extent permitted by applicable law, the

Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by IPI from the Company in connection with the Engagement. Relative benefits to the Company, on the one hand, and IPI, on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or reasonably likely to be paid or received or reasonably likely to be received by the Company or its shareholders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the Engagement, bears to (ii) all fees received or due to be received by IPI in connection with the Engagement.
     The Company will not, without IPI’s prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit, investigation or proceeding. The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person, without such Indemnified Person’s prior written consent. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without the Company’s prior written consent, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to herein. No Indemnified Person seeking indemnification, reimbursement or contribution under this Agreement will permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Company, or any of its officers, directors, agents, employees, subsidiaries or affiliates, without the Company’s prior written consent.
     The Company’s obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. The Company acknowledges that in connection with the Engagement IPI is acting as an independent contractor and not in any other capacity with duties owing solely to the Company. This agreement and any other agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to conflict of law principles, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of any state court sitting in Fairfax County, Virginia or any federal court sitting in Alexandria, Virginia, and the respective appellate courts thereof. Notwithstanding the foregoing, solely for purposes of enforcing the Company’s obligations hereunder, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim subject to this agreement is brought by or against any Indemnified Person. IPI HEREBY AGREES, AND THE COMPANY HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT OR IPI’S PERFORMANCE THEREOF.

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     The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

XYBERNAUT CORPORATION
/s/ Perry L. Nolen
By:	Perry L. Nolen
Title:	President and CEO

AGREED:

IP Innovations Financial Services, Inc.

By:	Keith Bergelt
Title:	President and CEO

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Annex II
Matters Related to Engagement
The Company acknowledges that IPI has been retained solely to provide the services set forth in this Agreement. In rendering such services, IPI shall act as an independent contractor, and any duties of IPI arising out of its Engagement hereunder shall be owed solely to the Company. All opinions and advice provided to the Company in connection with this Agreement are intended solely for the benefit of the Company in connection with the matters described in this Agreement, and accordingly such advice shall not be relied upon by any person or entity other than the Company. The Company will not make any other use of such opinions or advice.
The Company acknowledges and agrees that IPI is not, and does not hold itself out to be, an advisor as to legal, securities, tax, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the transactions contemplated by this Agreement, and IPI shall have no responsibility or liability to the Company with respect thereto.
IPI acknowledges and agrees that it is acting solely in the capacity of an independent contractor and not as a partner, joint venturer, shareholder, employee, agent or principal of the Company. IPI shall not make any representations to any third party or any other person or entity concerning the Company that is beyond the scope of that expressly provided for in this Agreement and IPI shall have no right, authority or capacity to legally bind or otherwise obligate the Company to any terms, conditions, agreements, fees or contracts of any nature or kind.

Annex III
Governing Law; Miscellaneous
This Agreement (i) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to any provisions thereof relating to conflicts of law; (ii) incorporates the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous agreements should they exist with respect thereto; (iii) may not be amended or modified except in a writing executed by the Company and IPI; and (iv) shall be binding upon and shall inure to the benefit of the Company, IPI and their respective successors and assigns. The Company and IPI agree to submit to the exclusive jurisdiction of the courts of the Commonwealth of Virginia located in Fairfax County and the United States Federal Courts located in the Eastern District of Virginia (Alexandria Division) in any action, proceeding or counterclaim brought by or on behalf of either party with respect to any matter whatsoever relating to or arising out of the engagement of or performance by IPI hereunder. THE COMPANY AND IPI FURTHER AGREE TO WAIVE TRIAL BY JURY IN ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM. The Company acknowledges that IPI in connection with its Engagement hereunder is acting as an independent contractor with duties owing solely to the Company and that nothing in this Agreement is intended to confer upon any other person any rights or remedies hereunder or by reason hereof.

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Annex IV
Information
The Company will furnish IPI with all financial and other information concerning the Company and its IP as IPI reasonably deems appropriate in connection with the performance of the services contemplated by this Engagement and in that connection will provide IPI with reasonable access to the Company’s officers, directors, employees, accountants, counsel and other representatives. The Company acknowledges and confirms that IPI (i) will rely on such information in the performance of the services contemplated by this Engagement without assuming any responsibility for independent investigation or verification thereof, (ii) assumes no responsibility for the accuracy or completeness of such information or any other information regarding the Company and (iii) will not make any formal appraisal of any assets (other than the Company’s IP) or liabilities of the Company.
The Company represents and warrants and covenants that all information (the “Company Information”) which has been or is hereafter made available to IPI by the Company or any of the Company’s representatives (which provide such Company Information with knowledge and consent of the Company) in connection with the services contemplated hereby, taken as a whole and as supplemented from time to time, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made. If at any time prior to the termination of the Engagement an event occurs as a result of which the Company Information (as then supplemented or amended) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify IPI of such event and the Company shall prepare a supplement or amendment to the Company Information which corrects such statement(s) or omission(s).

Annex V
Confidentiality
IPI shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and shall treat confidentially all such information; provided, however, that nothing herein shall prevent IPI from disclosing any such information (i) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, provided that, to the extent IPI is not prohibited by applicable law from providing notice, IPI will notify the Company prior to such disclosure, (ii) upon the request or demand of any regulatory authority having jurisdiction over IPI or any of its corporate affiliates, provided that, to the extent IPI is not prohibited by applicable law from providing notice, IPI will notify the Company prior to such disclosure, (iii) to the extent that such information becomes publicly available other than by reason of improper disclosure by IPI, (iv) to its employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information and are bound by a duty of confidentiality to IPI, (v) to any of its corporate affiliates who need to know such information and are informed of the confidential nature of such information and are bound by a duty of confidentiality to IPI, (vi) for purposes of establishing a “due diligence” defense, (vii) which was available to IPI on a non-confidential basis from a source other than the Company, provided that such source was not to the knowledge of IPI bound by a confidentiality agreement with the Company, (viii) has been independently acquired or developed by IPI without violating any of IPI’s obligations under this Agreement or (ix) at any time following the date that is 18 months after the date of termination of IPI’s services under this Agreement.
The Company agrees that it will not and will cause its corporate affiliates not to disclose this Agreement, the contents hereof or the opinions, advice or activities of IPI pursuant hereto or any communications from IPI pursuant to this Agreement to any person (collectively, the “IPI Content”) nor will such information be referred to in any report, document, release or other communication prepared, issued or transmitted by the Company, in each case without the prior written approval of IPI (such approval not to be unreasonably withheld), except that the Company may disclose the IPI Content (i) to its officers, employees, agents, accountants, regulators, and legal advisors who are directly involved in the consideration of this matter (and then only on a confidential basis) and (ii) as required by applicable law, regulatory commission, governmental agency or other regulatory body, or compulsory legal process or other judicial proceedings (in the case of a compulsory legal process or other judicial proceedings, the Company agrees to inform IPI promptly thereof prior to any such disclosure).
Notwithstanding any other provision in this Agreement, in connection with Treasury Regulation Section 1.6011-4 of the Internal Revenue Code of 1986, as amended, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction contemplated in this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable laws.

Section IV.B. of the Agreement incorporates by reference Section I.A.1. of the Engagement Letter dated June 1, 2005, between the Company and IPI (the “Prior Engagement Letter”). The following is the text of Section I.A.1. of the Prior Engagement Letter.
I.	Scope of Services and Compensation
As a financial and strategic advisor to the Company, IPI will perform the following function:
A.	IP Valuation and Market Identification
          1. Scope. IPI will advise the Company and develop and prepare an IP valuation report (the “Report”) that assesses the market value of the Company’s intellectual property (“IP”) in a monetization scenario and identifies a set of first and second tier monetization targets. The report will (i) provide a detailed analysis of the Company’s current IP portfolio, (ii) characterize the portfolio be establishing core patent families and identifying orphan patents, if any, (iii) compare the relative strength of each patent family (and orphan patents, if any) with competitive patent positions held by other players in the market, (iv) outline a monetization strategy for each patent family and orphan patents, if any, and (v) if applicable, prepare for and testify in court as an expert witness with respect to the above. IPI will use proprietary software tools and methodologies to ensure that the patent analysis is comprehensive and to ensure the realization of optimal value in the onward monetization of the portfolio. IPI recognizes and acknowledges that time is of the essence in preparing and completing the Report. Accordingly, IPI will use its best good faith efforts to complete and deliver to the Company a good faith preliminary draft of the Report on or before June 27, 2005.

[XYBERNAUT LETTERHEAD]
July 25, 2005
Mr. Keith Bergelt
President & CEO
IP Innovations Financial Services, Inc.
2221 Edge Lake Drive, Suite 100
Charlotte, North Carolina 28217
Dear Keith
This letter is being provided to you pursuant to Sections I.A.2 and I.B.2 of that certain engagement letter agreement (the “Agreement”) dated July 25, 2005, by and between Xybernaut Corporation (the “Company”) and IP Innovations Financial Services, Inc. (“IPI”). Each of the capitalized terms in this letter shall have the meaning ascribed to it in the Agreement. In the event that the Company closes on a Transaction and/or a Financing with any of the following entities, the Company shall not be required to pay to IPI a Transaction Advisory Fee and/or a Financing Advisory Fee on account of such Transaction and/or Financing.
•	Microslate

•	Itronix

•	Jacques Rebibo

•	Al Edmonds
Please let me know if there is anything that needs further clarification.
/s/ Perry L. Nolen
Sincerely
Perry L. Nolen
Chief Executive Officer
cc: Keith Agisim